                                                                    EXHIBIT 10.7

      AMENDED AND RESTATED LIMITED GUARANTEE AGREEMENT AND ACKNOWLEDGEMENT

      AMENDED AND RESTATED LIMITED GUARANTEE AGREEMENT AND ACKNOWLEDGEMENT, dated as of August 31, 2001 as amended and restated as of December 14, 2001 (this "Agreement") made by HALLMARK CARDS, INCORPORATED (the "Guarantor"), in favor of JPMORGAN CHASE BANK, as Agent on behalf of the Lenders and the Issuing Bank referred to below (the "Agent"). Reference is made to the Credit, Security, Guaranty and Pledge Agreement dated as of August 31, 2001 (as the same may be amended, supplemented or otherwise modified, renewed, replaced or extended from time to time, the "Credit Agreement"), by and among CROWN MEDIA HOLDINGS, INC. ("Crown Media"), its subsidiaries which are parties thereto from time to time, the lenders which are parties thereto from time to time (such persons and their successors and assigns being hereinafter referred to as the "Lenders") and JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank), as Agent and Issuing Bank. Capitalized terms used herein but not otherwise defined have the meanings given to them in the Credit Agreement.

                                   WITNESSETH:

      WHEREAS, Guarantor is, directly or indirectly, the owner of all the membership interests of Hallmark Entertainment Distribution, LLC ("Seller");

      WHEREAS, Seller and Crown Media entered into a Purchase and Sale Agreement dated as of April 10, 2001 (such agreement as amended through the date hereof being hereinafter referred to as the "Purchase Agreement") pursuant to which the Seller sold to Crown Media various rights relating to a library of 702 titles (the "Library");

      WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and to participate in Letters of Credit issued by the Issuing Bank, in each case upon the terms and subject to the conditions set forth therein;

      WHEREAS, up to $120,000,000 of the loans made pursuant to the Credit Agreement were used by Crown Media to pay the cash portion of the Purchase Price under the Purchase Agreement;

      WHEREAS, HC Crown Corporation ("HC Crown") is a wholly owned subsidiary of the Guarantor and the Guarantor indirectly owns between approximately 66.7% and 67.7% of the outstanding shares of common stock of Crown Media.

      WHEREAS, the Guarantor entered into a Subordination and Support Agreement dated as of August 31, 2001 (as amended from time to time, the "Subordination Agreement") with Crown Media, the subsidiaries of Crown Media which are parties to the Credit Agreement and the

Agent, pursuant to which the Guarantor, among other things, agreed to cause HC Crown to make certain advances to Crown Media pursuant to the terms of a Promissory Note dated as of August 31, 2001 in the amount of $150 million executed by each of Crown Media, HC Crown, Crown Media International, Inc. and Crown Media United States, LLC (the HC/Crown Media Loan Agreement);

      WHEREAS, the Guarantor caused an Irrevocable Standby Letter of Credit, No. TS-07001786, in the amount of $150 million (the "Letter of Credit") to be issued by Credit Suisse First Boston in favor of Crown Media;

      WHEREAS, Crown Media has requested that certain provisions of the Credit Agreement be amended to, among other matters, allow Crown Media to enter into a transaction in which a subsidiary trust formed by Crown Media will issue certain common and preferred securities in exchange for debentures;

      WHEREAS, the Lenders and the Agent have agreed to make certain amendments to the Credit Agreement pursuant to Amendment No. 1 to the Credit Agreement dated as of December 14, 2001 by and among Crown Media, its subsidiaries parties thereto, the Lenders and the Agent ("Amendment No. 1") to allow, among other things, the Borrower to use net cash proceeds from the issuance of equity securities to reduce HC Crown's funding commitment under the HC/Crown Media Loan Agreement;

      WHEREAS, following the execution of Amendment No. 1, the $150 million funding commitment of HC Crown pursuant to the HC/Crown Media Loan Agreement will be reduced to zero;

      WHEREAS, the Guarantor has caused, or simultaneously with the execution hereof will cause, HC Crown to commit to fund up to $75 million to Crown Media pursuant to the terms of a Promissory Note dated as of December 14, 2001 executed by each of Crown Media, HC Crown, Crown Media International, Inc. and Crown Media United States, LLC (attached as Exhibit A hereto, the "Replacement HC/Crown Media Loan Agreement");

      WHEREAS, the Guarantor has caused, or simultaneously with the execution hereof will cause, the Letter of Credit to be either (i) replaced with an Irrevocable Standby Letter of Credit in the amount of $75 million to be issued by Credit Suisse First Boston in favor of Crown Media or (ii) modified to allow Crown Media to draw a maximum of $75 million thereunder (in either such case, the "Replacement Letter of Credit");

      WHEREAS, the Guarantor has agreed to guarantee HC Crown's funding commitment under the Replacement HC/Crown Media Loan Agreement;

      WHEREAS, it is a condition precedent to the effectiveness of Amendment No. 1 that (i) the Replacement Letter of Credit be issued, (ii) the Replacement HC/Crown Media Loan Agreement and this Agreement be executed and delivered to the Agent and (iii) the Guarantor enter into this Agreement.

      NOW, THEREFORE, in consideration of the above premises, the Guarantor hereby agrees with the Agent, for the benefit of itself, the Issuing Bank and the Lenders, as follows:
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SECTION 1. ACKNOWLEDGEMENT.

      1.01 LIMITED GUARANTEE AND ACKNOWLEDGEMENT. The parties hereto hereby acknowledge that this Agreement shall supercede and replace in its entirety the Limited Guarantee Agreement and Acknowledgement, dated as of August 31, 2001 made by Hallmark Cards, Incorporated in favor of JPMorgan Chase Bank (formerly The Chase Manhattan Bank).

      1.02 BACKUP OBLIGATIONS. To avoid any doubt as to the enforceability of the Replacement HC/Crown Media Loan Agreement and to support the performance of HC Crown thereunder, the Guarantor is executing this Agreement to reflect its obligation to the Agent (for the benefit of itself, the Issuing Bank and the Lenders), to make advances under this Agreement to the extent not made under the Replacement HC/Crown Media Loan Agreement.

      1.03 MAXIMUM LIABILITY OF GUARANTOR UNDER THIS LIMITED GUARANTEE. The maximum liability of the Guarantor under the terms of this Agreement shall be equal to the Maximum Amount (as defined in the Replacement HC/Crown Media Loan Agreement) at the time that written demand for payment is made hereunder by the Agent on the Guarantor for payment.

      1.04 NATURE OF ADVANCES SUBSEQUENT TO COMMENCEMENT OF A PROCEEDING. The parties hereto acknowledge that the Guarantor may (whether before or subsequent to the commencement of a proceeding under the Bankruptcy Code with regard to Crown Media), satisfy its obligations hereunder by having HC Crown make loans to Crown Media pursuant to the Replacement HC/Crown Media Loan Agreement. Any such loans whether made prior or subsequent to the commencement of a proceeding against or by Crown Media under the Bankruptcy Code shall as between the Guarantor, the Agent, the Issuing Bank and the Lenders, be subject to the subordination terms contained in the Subordination Agreement.

SECTION 2. GUARANTEE.

      2.01 AGREEMENT TO PAY THE OBLIGATIONS. The Guarantor irrevocably and unconditionally guarantees to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) the due and punctual payment of, and performance of, all of the Obligations of Crown Media under the Credit Agreement, as and when the same shall become due, whether at stated maturity, by acceleration or otherwise, including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of Crown Media or any of its subsidiaries whether or not post-filing interest is allowed in such proceeding; provided, however, that (i) the maximum aggregate amount of the liability of the Guarantor hereunder shall be the Maximum Liability computed pursuant to Section 1.02 hereof and (ii) the Maximum Liability shall be reduced on a Dollar for Dollar basis by the principal amount of any loans made by HC Crown to Crown Media under the terms of the written Replacement HC/Crown Media Loan Agreement subsequent to the date of written demand for payment hereunder, but only to the extent such loans are not directly or indirectly repaid by Crown Media or any of its subsidiaries. Such maximum guaranteed amount in effect from time to time is referred to as the "Guaranteed Amount."

      2.02 WAIVERS. The Guarantor waives presentation to, demand for payment from and protest to, as the case may be, Crown Media, or any other guarantor of any of the Obligations, and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against Crown Media, or any other guarantor of any of the Obligations or otherwise; (b) any extension or renewal of any provision hereof or of the Credit Agreement; (c) the failure of the Agent, the Issuing Bank or the Lenders to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of the Credit Agreement and/or the Replacement HC/Crown Loan Agreement; (d) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them, or otherwise; or (e) the release or substitution of any other guarantor of the Obligations.

      2.03 GUARANTEE OF PERFORMANCE AND OF PAYMENT. The Guarantor further agrees that this guarantee constitutes a guarantee of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent, the Issuing Bank or any Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent, the Issuing Bank or any Lender in favor of Crown Media or any other Person.

      2.04 DUTY TO KEEP INFORMED. The Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Crown Media, and any other guarantors of the Obligations and any circumstances affecting the Collateral, or the ability of Crown Media to perform under the Credit Agreement.

      2.05 LIABILITY ABSOLUTE. The Guarantor's obligations hereunder shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense hereto other than indefeasible repayment in full of the Obligations. The Agent, the Issuing Bank and the Lenders make no representation or warranty with respect to any such circumstances and have no duty or responsibility whatsoever to the Guarantor in respect to the management and maintenance of the Obligations or any collateral for the Obligations.

      2.06 NO IMPAIRMENT OF AGREEMENT, ETC. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except payment and performance in full of the Obligations), including, without limitation, any claim of unenforceability of the Subordination Agreement and/or the Replacement HC/Crown Media Loan Agreement, waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law, unless and until the Obligations are indefeasibly paid in full, the Commitments have terminated and each outstanding Letter of Credit has expired or otherwise been terminated.

      2.07 CONTINUATION AND REINSTATEMENT; SUBROGATION.

            (a) The Guarantor further agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of Crown Media or otherwise.

            (b) All rights of the Guarantor against Crown Media arising as a result of the payment by the Guarantor of any sums hereunder by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by the Guarantor until and unless the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to the Guarantor for the account of Crown Media, such amount shall be held in trust for the benefit of the Agent, the Issuing Bank and the Lenders segregated from the Guarantor's own assets, and shall forthwith be paid to the Agent on behalf of itself, the Issuing Bank and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

      2.08 SEPARATE ACTION. The obligations of the Guarantor hereunder are independent of the obligations of Crown Media, and any other guarantor of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not any action is brought against Crown Media or any of such other guarantors and whether or not such Persons are joined in any such action or actions.

      2.09 BANKRUPTCY, ETC.

            (a) So long as any Obligations remain outstanding, the Guarantor shall not, without the prior written consent of the Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Crown Media or any of its subsidiaries. The obligations of the Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Crown Media or any of its subsidiaries or by any defense which such Person(s) may have by reason of any such bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement proceeding, or by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

            (b) The Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in paragraph (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of the Guarantor that the Obligations which are guaranteed by the Guarantor pursuant hereto should be determined without regard to any rule of law or order which may relieve Crown Media of any portion of such Obligations. The Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Agent, or allow the claim of the Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

      2.10 NOTICE OF EVENTS. As soon as the Guarantor obtains knowledge thereof, the Guarantor shall give the Agent immediate written notice of any condition or event which has resulted in a material adverse change in the financial condition of the Guarantor, Crown Media or a breach of or noncompliance with any term, condition or covenant contained herein, the Credit Agreement, or any other document delivered pursuant hereto or thereto.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

      In order to induce the Agent to accept this Agreement and to induce the Agent, the Issuing Bank and the Lenders to enter into the Credit Agreement and to make the Loans and to issue (and participate in) Letters of Credit thereunder, the Guarantor hereby represents and warrants to the Agent that the following statements are true and correct:

      3.01 ORGANIZATION; POWERS; AUTHORIZATION; ENFORCEABILITY.

            (a) The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to carry on its business as now conducted and hereafter proposed to be conducted and is duly qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            (b) The Guarantor has full power and authority to conduct its business as now conducted and to execute, deliver and perform this Agreement.

            (c) The Guarantor has taken all necessary corporate and legal action to authorize this Agreement on the terms and conditions set forth herein and to authorize the execution, delivery and performance hereof.

            (d) This Agreement has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to general principles of equity (whether considered in a proceeding in equity or law).

      3.02 NO LEGAL BAR TO THIS AGREEMENT. The execution, delivery and performance by the Guarantor of this Agreement, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or other Person, (b) do not and will not violate any Applicable Law or the charter, by-laws or other organizational documents of the Guarantor or any order of any Governmental Authority applicable to the Guarantor or any of its properties or assets, (c) will not violate, be in conflict with, or result in a breach of or constitute (with due notice or lapse of time) a default under, or create any right to terminate, any material indenture, bond, note or other agreement or instrument evidencing or governing any Indebtedness or any other material agreement or instrument binding upon the Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by the Guarantor and (d) will not result in the creation or imposition of any Lien on any material asset of the Guarantor.

SECTION 4. MISCELLANEOUS.

      4.01 DEFAULT. The occurrence of any of the following events shall constitute a default under this Agreement: (a) any representation or warranty made by the Guarantor hereunder shall prove to have been false or misleading in any material respect when made or delivered, or (b) the Guarantor shall fail to perform of its obligations hereunder.

      4.02 SURVIVAL OF WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Credit Agreement and any increase in the Commitments under the Credit Agreement.

      4.03 NOTICES. All notices and other communications shall be provided in a manner authorized by Section 13.1 of the Credit Agreement to the relevant party at its address set forth in such Section 13.1, or on the signature pages hereto or to such other address as any party hereto may hereafter indicate in writing.

      4.04 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      4.05 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by the Guarantor therefrom, shall in any event be effective without the written concurrence of the Agent and, in the case of any such amendment or modification, the Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

      4.06 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      4.07 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE GUARANTOR HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE FULLY PERFORMED WITHIN THE STATE OF NEW YORK.

      4.08 SUCCESSORS AND ASSIGNS. The Agreement constitutes the continuing obligation of the Guarantor and shall be binding upon the Guarantor and its successors and assigns. The Agreement shall inure to the benefit of the Agent, the Issuing Bank, the Lenders and their respective successors and assigns. The Guarantor shall not assign this Agreement or any of the rights or obligations of the Guarantor hereunder without the prior written consent of the Agent. The terms and provisions of this Agreement shall inure to the benefit of any transferee, assignee or participant of any Loan or Letter of Credit transferred, assigned or conveyed in accordance with the provisions of the Credit Agreement, and in the event of such transfer or assignment the rights and privileges herein conferred upon the Agent shall automatically extend to and be vested in such transferee, assignee or participant, all subject to the terms and conditions hereof.

      4.09 AGENT. Written notice of resignation by, or removal of the Person acting as the Agent pursuant to Article 12.11 of the Credit Agreement shall also constitute resignation by, or removal of, such Person as the Agent under this Agreement; and appointment of a successor Agent pursuant to Article 12.11 of the Credit Agreement shall also constitute appointment of a successor Agent under this Agreement. Upon acceptance of the appointment of a Person as a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent under this Agreement, and the retiring or removed Agent under this Agreement shall promptly (i) transfer to such successor Agent all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under this Agreement, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Agent of the rights created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Agent hereunder.

      4.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

            (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Creditor Party may otherwise have to bring any action or proceeding relating to this Agreement against the Guarantor or its properties in the courts of any jurisdiction.

            (b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which the Guarantor may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.03. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      4.11 WAIVER OF JURY TRIAL.

      TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE GUARANTOR HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, THE CREDIT AGREEMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND OTHER FUNDAMENTAL DOCUMENTS. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTOR TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

      4.12 WAIVER WITH RESPECT TO DAMAGES.

      THE GUARANTOR ACKNOWLEDGES THAT NONE OF THE AGENT, THE ISSUING BANK OR ANY LENDER HAS ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, THE GUARANTOR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR SHALL NOT ASSERT, AND THE GUARANTOR HEREBY WAIVES, ANY CLAIMS AGAINST ANY INDEMNITEE ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER FUNDAMENTAL DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR LETTER OF CREDIT OR THE USE OF PROCEEDS THEREOF.

      4.13 FURTHER ASSURANCES. At any time or from time to time, upon the request of the Agent, the Guarantor shall execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of this Agreement

      4.14 RIGHT OF SETOFF. If a default hereunder shall have occurred and be continuing, and after such time as the Guarantor has been provided with notice of such default, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Guarantor against any of and all the Obligations now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      4.15 COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

            IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivery by its duly authorized officer as of the day and year first above written.

                                      HALLMARK CARDS, INCORPORATED

                                      By: /s/ Judith Whittaker
                                          --------------------------------------
                                          Name: Judith Whittaker
                                          Title:EVP, General Counsel
                                          Address: 2501 McGee Trafficway
                                                   Kansas City, Missouri 64108
                                          Fax: (816) 274-7171


                                      JPMORGAN CHASE BANK (f/k/a The
                                      Chase Manhattan Bank),
                                      as Agent

                                      By: /s/ Garret J. Verdone
                                          --------------------------------------
                                          Name: Garret J. Verdone
                                          Title Senior Vice President
                                          Address:
                                          Fax: